Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference of our report dated April 27, 2009 included in Form 20-F of ClickSoftware Technologies Ltd. for the year ended December 31, 2008 into Registration Statement Numbers 333-42000, 333-115003, 333-135435, 333-141307, 333-149825 and 333-158839 on Form S-8 of ClickSoftware Technologies Ltd.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants
A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
May 4, 2009